Exhibit 10.3

REVAL HOLDINGS, INC.

INCENTIVE STOCK OPTION AGREEMENT

Reval Holdings, Inc. (the “Company”) hereby grants the following stock option pursuant to its 2007 Stock Option and Incentive Plan. The terms and conditions attached hereto are also a part hereof.

Name of optionee (the “Optionee”):

Date of this option grant:

Number of shares of the Company’s Common Stock subject to this option (“Shares”):

Option exercise price per share:

Number, if any, of Shares for which this option is immediately exercisable on the grant date:	None

Shares that are subject to vesting schedule:

Vesting Start Date:

Vesting Schedule:

All vesting is dependent on the continuation of employment with the Company or any of its Subsidiaries, as provided herein.

Payment alternatives (specify any or all of Section 7.1 through [7.2] [For all non-executive grants and certain executive grants] or [7.3] [For certain executive grants]):	Section 7.1 through [7.2] [For all non-executive grants and certain executive grants] or [7.3] [For certain executive grants]

REVAL HOLDINGS, INC.

Signature of Optionee	By:
Name of Officer:
Street Address		Title:

City/State/Zip Code

Incentive Stock Option Agreement – Page 2

REVAL HOLDINGS, INC.

INCENTIVE STOCK OPTION AGREEMENT — INCORPORATED TERMS AND CONDITIONS

1. Grant Under Plan. This option is granted pursuant to and is governed by the Company’s 2007 Stock Option Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2. Grant as Incentive Stock Option. This option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

3. Vesting of Option. The Optionee may exercise this option on or after the date of this option grant for the number of shares of Common Stock, if any, set forth on the cover page hereof. If the Optionee has continuously remained employed with the Company or any of its subsidiaries through the dates listed on the vesting schedule set forth on the cover page hereof, the Optionee may exercise this option for the additional number of shares of Common Stock set opposite the applicable vesting date. [Further, and notwithstanding anything to the contrary contained herein, the vesting schedule of this option shall accelerate as, and to the extent set forth, in any separate employment agreement between the Optionee and the Company or any of its subsidiaries (any such employment agreement, the Optionee’s “Employment Agreement”).] [Include only for certain executive grants] Notwithstanding the foregoing, the Board may, in its discretion, accelerate the date that any installment of this option becomes exercisable. The foregoing rights are cumulative and may be exercised only before the date which is ten years from the date of this option grant.

4. Termination of Employment.

4.1 Termination [other than for Cause]. If the Optionee’s employment with the Company or any of its subsidiaries is terminated, voluntarily or involuntarily, for any reason [(other than for Cause (as defined below) and other than by reason of death or Disability as described in Section 5)] [include for all non-executive grants and certain executive grants] or [with or without cause] [include for certain executive grants], no further installments of this option shall become exercisable, and this option shall expire (may no longer be exercised) after the passage of three months from the date of termination, but in no event later than the scheduled expiration date.

4.2 Employment Status. For purposes hereof, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company or any of its subsidiaries and if such written approval contractually obligates the Company or any of its subsidiaries to continue the employment of the Optionee after the approved period of absence; in the event of such an approved leave of absence, vesting of this option shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company’s (or such subsidiary’s) written approval of the leave of absence. This option shall not be affected by any change of employment within or among the Company and its subsidiaries so long as the Optionee continuously remains an employee [or consultant] [include for certain executive grants] of the Company or any subsidiary.

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4.3 Termination for Cause. If the Optionee’s employment with the Company or any of its subsidiaries is terminated for Cause (as defined below), this option may no longer be exercised from and after the Optionee’s receipt of written notice of such termination. The term “Cause” as used herein [has the meaning ascribed to it in the Employment Agreement; provided, however, that, if it is not so defined in any such Employment Agreement, or if there is no such Employment Agreement between the Optionee and the Company, then “Cause”] [include for certain executive grants] means: (a) gross negligence or willful malfeasance in the performance of the Optionee’s work or a breach of fiduciary duty or confidentiality obligations to the Company by the Optionee; (b) failure to follow the proper directions of the Optionee’s direct or indirect supervisor after written notice of such failure; (c) the commission by the Optionee of illegal conduct relating to the Company; (d) disregard by the Optionee of the material rules or material policies of the Company which has not been cured within 15 days after notice thereof from the Company; or (e) intentional acts on the part of the Optionee that have generated material adverse publicity toward or about the Company.

5. Death; Disability.

5.1 Death. Upon the death of the Optionee while the Optionee is employed with the Company or any of its subsidiaries, this option may be exercised, to the extent otherwise exercisable on the date of the Optionee’s death, by the Optionee’s estate, personal representative or beneficiary to whom this option has been transferred pursuant to Section 10, only at any time within 180 days after the date of death, but not later than the scheduled expiration date.

5.2 Disability. If the Optionee’s employment with the Company or any of its subsidiaries terminates by reason of his or her disability, this option may be exercised, to the extent otherwise exercisable on the date of the termination of employment, only at any time within 180 days after such termination of employment, but not later than the scheduled expiration date. For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code[, unless otherwise defined in the Employment Agreement, in which case it shall have the meaning ascribed to it in the Employment Agreement] [include for certain executive grants].

6. Partial Exercise. This option may be exercised in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share.

7. Payment of Exercise Price. The exercise price shall be paid by one or any combination of the following forms of payment that are applicable to this option, as indicated on the cover page hereof:

7.1 by check payable to the order of the Company; [or]

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7.2 delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Optionee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; [or]

[7.3 if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by delivery of shares of Common Stock having a fair market value equal as of the date of exercise to the option price.] [include for certain executive grants]

In the case of Section 7.3 above, fair market value as of the date of exercise shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market (or successor trading system), if the Common Stock is not then traded on a national securities exchange.] [include for certain executive grants that contain Section 7.3]

8. Securities Laws Restrictions on Resale. Until registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the Shares will be illiquid and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom and may need to be held indefinitely. Unless the Shares have been registered under the Securities Act, each certificate evidencing any of the Shares shall bear a restrictive legend specified by the Company.

9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

10. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee’s lifetime only the Optionee can exercise this option.

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11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise it.

12. No Obligation to Continue Employment. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company or any of its subsidiaries to continue the Optionee in employment.

13. Adjustments. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

14. Withholding Taxes. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Optionee hereby agrees that the Company may withhold from the Optionee’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

[15.	Restrictions on Transfer; Company’s Right of First Refusal.

15.1 Exercise of Right. The Shares may not be transferred without the Company’s written consent except by will, by the laws of descent and distribution or in accordance with the further provisions of this Section 15. If the Optionee desires to transfer all or any part of the Shares to any person other than the Company (an “Offeror”), the Optionee shall: (a) obtain in writing an irrevocable and unconditional bona fide offer (the “Offer”) for the purchase thereof from the Offeror; and (b) give written notice (the “Option Notice”) to the Company setting forth the Optionee’s desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such Shares (the “Company Option Shares”) specified in the Option Notice, such option to be exercisable by giving, within 15 days after receipt of the Option Notice, a written counter-notice to the Optionee. If the Company elects to purchase any or all of such Company Option Shares, it shall be obligated to purchase, and the Optionee shall be obligated to sell to the Company, such Company Option Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter-notice.

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15.2 Sale of the Shares to Offeror. The Optionee may, for 60 days after the expiration of the 30-day option period as set forth in Section 15.1, sell to the Offeror, pursuant to the terms of the Offer, any or all of such Company Option Shares not purchased or agreed to be purchased by the Company or its assignee; provided, however, that the Optionee shall not sell such Shares to such Offeror if such Offeror is a competitor of the Company and the Company gives written notice to the Optionee, within 30 days of its receipt of the Option Notice, stating that the Optionee shall not sell his or her Shares to such Offeror; and provided, further, that prior to the sale of such Shares to an Offeror, such Offeror shall execute an agreement with the Company pursuant to which such Offeror agrees to be subject to the restrictions set forth in this Section 15. If any or all of such Shares are not sold pursuant to an Offer within the time permitted above, the unsold Shares shall remain subject to the terms of this Section 15.

15.3 Failure to Deliver Shares. If the Optionee fails or refuses to deliver on a timely basis duly endorsed certificates representing Company Option Shares to be sold to the Company or its assignee pursuant to this Section 15, the Company shall have the right to deposit the purchase price for such Company Option Shares in a special account with any bank or trust company, giving notice of such deposit to the Optionee, whereupon such Company Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Optionee. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Optionee shall thereafter look only to the Company for payment.

15.4 Expiration of Company’s Right of First Refusal and Transfer Restrictions. The first refusal rights of the Company and the transfer restrictions set forth in this Section 15 shall expire as to Shares on the earliest to occur of (a) immediately prior to the closing of a public offering of Common Stock by the Company pursuant to an effective registration statement filed under the Securities Act, or (b) an Acquisition (as defined). For purposes hereof, an “Acquisition” shall mean (i) the sale of the Company by merger in which the stockholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (ii) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction).] [Include Section 15 for all non-executive grants and for certain executive grants to those executives not party to the Company’s Stockholder Agreement]

[16.	Drag-Along.

16.1 Required Sale; Obligations of the Optionee. The Optionee hereby agrees that, if the Board approves an Acquisition (a “Required Sale”), then the Optionee shall take all necessary or desirable action within the Optionee’s control (including, without limitation, the removal and election of directors, attendance at stockholders’ meetings in person or by proxy for the purposes of obtaining a quorum and the execution of written consents in lieu of meetings and the waiver of all appraisal or dissent rights available to the Optionee under applicable law) such that any proposal, resolution or other matter relating to the implementation of a Required Sale that is acceptable to the Board shall be implemented by the Company and if the Optionee is entitled to vote on any such matter, whether by law, under the Company’s certificate of incorporation (the “Charter”) or otherwise, all of the voting Shares of the Company over which the Optionee has voting control shall be voted in favor of a Required Sale.

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16.2 Additional Agreements of the Optionee. The Optionee will consent to and raise no objections against a Required Sale carried out in accordance with the provisions of this Section 16, and if such Required Sale is structured as a sale of the Company’s capital stock, the Optionee shall sell the Shares on the terms and conditions approved by the Board. The Optionee will bear its pro rata share (based upon the ratio of aggregate proceeds received by the Optionee to the aggregate proceeds payable to all stockholders of the Company in connection with such Required Sale) of the cost of any sale of Shares pursuant to a Required Sale to the extent such costs are incurred for the benefit of all stockholders of the Company and are not otherwise paid by the Company or the acquiring party. Costs incurred by the Optionee on the Optionee’s own behalf will not be considered costs of the transaction.

16.3 Certain Limitations. Notwithstanding the foregoing, the Optionee shall not have any obligation to consent to, or take any other action with respect to, a Required Sale if (relative to the aggregate proceeds payable to the Optionee as compared to the aggregate proceeds payable to all stockholders of the Company in connection with such Required Sale) such Required Sale includes provisions requiring indemnification by the Optionee which are disproportionately burdensome (in any material respect) to the Optionee compared to the indemnification obligations imposed on the other stockholders.

16.4 Expiration of Drag-Along Rights. The drag-along rights and the obligations of the Optionee set forth in this Section 16 shall expire as to the Shares on the earliest to occur of (a) immediately prior to the closing of a public offering of Common Stock by the Company pursuant to an effective registration statement filed under the Securities Act, or (b) immediately after the consummation of an Acquisition, provided, however, that the provisions of this Section 16 will continue after the closing of any Acquisition that is a Required Sale to the extent necessary to enforce the provisions of this Section 16 with respect to such Required Sale.] [Include Section 16 for all non-executive grants and for certain executive grants to those executives not party to the Company’s Stockholder Agreement]

17. Lock-up Agreement. The Optionee agrees that in the event that the Company effects an initial underwritten public offering of Common Stock registered under the Securities Act, the Shares may not be sold, offered for sale or otherwise disposed of, directly or indirectly, without the prior written consent of the managing underwriter(s) of the offering, for such period of time after the execution of an underwriting agreement in connection with such offering that all of the Company’s then directors and executive officers agree to be similarly bound.

18. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the State of New York, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

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19. Provision of Documentation to Optionee. By signing this Agreement the Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

20. Miscellaneous.

20.1 Notices. All notices hereunder shall be in writing and shall be deemed given when sent by mail, if to the Optionee, to the address set forth on the cover page hereof or to the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

20.2 Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

20.3 Fractional Shares. If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down.

20.4 Issuances of Securities; Changes in Capital Structure. Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option. No adjustments need be made for dividends paid in cash or in property other than securities of the Company. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization or event, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Shares, except as otherwise determined by the Board.

20.5 Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

20.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

20.7 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of the conflicts of laws thereof.